EXHIBIT 21

                          OMI CORPORATION SUBSIDIARIES
                    (ALL SUBSIDIARIES ARE 100% OWNED DIRECTLY
                       OR INDIRECTLY EXCEPT AS INDICATED)

                                     COMPANY

        Alliance Chartering LLC (50%)
        Alma Shipping LLC
        Amazon Transport, Inc. (49.0%)
        Cairo Sea Shipping LLC
        Colorado Shipping LLC
        Columbia Shipping LLC
        Czantoria Shipping LLC
        Danube Shipping LLC
        Elbe Shipping LLC
        Elbe Shipping LLC
        Geraldton Navigation Company Incorporated (49.9%)
        Geraldton Navigation Company Pte. Ltd.   (49.9%)
        Hayes Navigation Company Pte. Ltd.   (49.9%)
        Isere Shipping LLC
        Limar Shipping LLC
        Loire Shipping LLC`
        Mendala II Transport, Inc.
        Nile Shipping LLC
        OMI-Heidmar Shipping Ltd. (50.0%)
        OMI Marine Services LLC
        OMI Promise Transport, Inc.
        OMI State, Inc.
        Pagoda Shipping LLC
        Patricia Shipping LLC
        Paulina Shipping LLC
        Pecos Shipping LLC
        Sabine Shipping LLC
        Sacramento Shipping LLC
        Seine Shipping LLC
        Severn Shipping LLC
        Shannon Shipping LLC
        Shannon Shipping LLC.
        Sokolica Shipping LLC
        Soyang Shipping LLC
        Tiber Shipping LLC
        Trent Shipping LLC
        Trinidad Sea Shipping LLC
        UBC Chartering Ltd.
        Volga Shipping LLC
        White Sea Holdings Ltd.   (49%)
        White Sea Corporation   (49%)